Exhibit 99.1

ENERGY SERVICES OF AMERICA SUBMITS NASDAQ CAPITAL MARKET ® APPLICATION

Huntington, WV   January 27, 2022- Energy Services of America Corporation (the “Company” or “Energy Services”) (OTCQB: ESOA), announced that it submitted an application to list its common stock on the Nasdaq Capital Market®. The Company believes that it meets the financial, liquidity and corporate governance requirements for listing on the Nasdaq Capital Market®; however, any move to Nasdaq is contingent upon fulfilling those requirements and Nasdaq approval. The Company anticipates a decision on approval during the first quarter of calendar year 2022.

Douglas Reynolds, President, commented on the announcement. “Over the past year, Energy Services has made great strides in expanding our service offering and increasing our geographic reach through organic initiatives and acquisitions.” Reynolds continued, “In order to capitalize on our progress to date, we feel a potential uplisting to the Nasdaq Capital Market® will broaden the appeal of our shares while increasing our liquidity. This is one of several initiatives we are looking to undertake with the goal of increasing shareholders’ value.”

About Energy Services

Energy Services of America Corporation (OTCQB: ESOA), headquartered in Huntington, WV, is a contractor and service company that operates primarily in the mid-Atlantic and Central regions of the United States and provides services to customers in the natural gas, petroleum, water distribution, automotive, chemical, and power industries. Energy Services employs 700+ employees on a regular basis. The Company’s core values are safety, quality, and production.

Certain statements contained in the release including, without limitation, the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans, the effect of the COVID-19 pandemic, the integration of acquired business and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Source: Energy Services of America Corporation

Contact: Douglas Reynolds, President

(304)-522-3868